EXHIBIT (a)(6)

FORM OF AMENDMENT NO. 5 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 16th day of February, 2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the "Trust") to change the name of the Advisor Class of Shares to the A Class of Shares for the series titled Inflation-Adjusted Bond Fund, Ginnie Mae Fund, Government Bond Fund, and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an C Class of Shares and a R Class of Shares of the series titled Inflation-Adjusted Bond Fund, Government Bond Fund, and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an Institutional Class of Shares of the series titled Government Bond Fund and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a C Class of Shares of the series titled Ginnie Mae Fund.

NOW, THEREFORE, BE IT RESOLVED, each of the aforementioned actions shall take effect as of March 1, 2010; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government Income Trust

Jonathan S. Thomas	Peter F. Pervere

John Freidenrich	Myron S. Scholes

Ronald J. Gilson	John B. Shoven

Frederick L.A. Grauer	Jeanne D. Wohlers

SCHEDULE A

American Century Government Income Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

Capital Preservation Fund	Investor	03/16/1997

Government Bond Fund	Investor	09/08/1992
(formerly Long-Term Treasury Fund)	Institutional	03/01/2010
	A Class	08/01/1997 *
	C Class	03/01/2010
	R Class	03/01/2010

Short-Term Government Fund	Investor	09/03/1991
	Institutional	03/01/2010
	A Class	08/01/1997 *
	C Class	03/01/2010
	R Class	03/01/2010

Ginnie Mae Fund	Investor	09/23/1985
(formerly GNMA Fund)	Institutional	07/27/2007
	A Class	08/01/1997 *
	C Class	03/01/2010
	R Class	07/27/2007

Inflation-Adjusted Bond Fund	Investor	02/16/1996
(formerly Inflation-Adjusted Treasury Fund	Institutional	03/01/2002
	A Class	08/01/1997 *
	C Class	03/01/2010
	R Class	03/01/2010

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

* Formerly Advisor Class; name changed to A on March 1, 2010.

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